Exhibit 10.40

WARNER MUSIC GROUP CORP.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), is entered into as of this 5th day of August 2005, by and between Warner Music Group Corp., a Delaware corporation (“Parent”), and Caroline Stockdale (the “Executive”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warner Music Group Corp. 2005 Omnibus Award Plan (the “Plan”).

WHEREAS, Warner Music Inc., a Delaware corporation (the “Company”), an indirect majority owned subsidiary of Parent, or one of Parent’s other direct or indirect subsidiaries, employs the Executive; and

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is in the best interests of Parent and its stockholders to grant to the Executive as of the date hereof (the “Effective Date”) an option to purchase shares of Common Stock of Parent (“Common Stock”), as provided for herein (the “Stock Option Award”);

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant. Parent hereby grants to the Executive an option (the “Option”) to purchase 50,000 shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set form in the Plan and this Agreement. This Option is not intended to be treated as an incentive stock option under Section 422 of the Code. The number and type of Option Shares purchasable hereunder shall be subject to adjustment as and in the manner provided in Section 7 below.

2. Incorporation by Reference, Etc. Capitalized terms used herein and not otherwise defined shall have the respective meanings set form in the Plan.

3. Option Price. The price at which the Executive shall be entitled to purchase the Option Shares upon the exercise of all or any portion of this Option shall be $16.56 per share. Such exercise price shall be subject to adjustment as and in the manner provided in Section 7 below.

4. Expiration Date. Subject to Section 6 hereof, the Option shall expire at the end of the period commencing on the Effective Date and ending at 11:59 p.m. Eastern Time (“ET”) on the day preceding the tenth anniversary of the Effective Date (the “Option Period”).

5. Exercisability of the Option.

(a) General. Except as may otherwise be provided herein, the Option shall become vested and exercisable in four equal installments on the day prior to each of the first, second, third and fourth anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date, such that one hundred percent (100%) of the Option shall be vested and exercisable on the day prior to the fourth anniversary of the Effective Date; provided that the unvested portion of the Option shall become vested and exercisable upon a termination of the Executive’s employment with the Company (A) due to his death or (B) by the Company due to his Disability or without Cause, or by the Executive for Good Reason, if applicable, in each case on or after a Change in Control or, in the case of a termination by the Company without Cause, in anticipation of a Change in Control (a termination described in the foregoing proviso being referred to hereinafter as a “CIC Termination”).

(b) The term “Vested Option,” as used herein, shall mean the portion of the Option on and following the time that the vesting condition set form in Section 5(a) hereof has been satisfied as to such portion. The portion of the Option which has not become the Vested Option is hereinafter referred to as the “Unvested Option.”

(c) The Option may be exercised only as to the Vested Option, and only by written notice using the applicable form provided by Parent delivered in person or by mail in accordance with Section 12(a) hereof and accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Executive to Parent (A) by certified check or wire transfer (using such wire transfer instructions as are provided by Parent or the Company), (B) by transferring to Parent shares of Common Stock, if and in the manner approved by Parent, (C) by a broker-assisted “cashless exercise” procedure if and in the manner approved by the Committee, or (D) by any other method approved in writing by the Committee. If requested by Parent, the Executive shall promptly deliver his copy of this Agreement evidencing the Option to the Secretary of Parent who shall endorse thereon a notation of such exercise and promptly return such Agreement to the Executive. Upon payment of the applicable purchase price and the issuance of the Option Shares in accordance with the terms and conditions of this Agreement, the Option Shares shall be validly issued, fully paid and nonassessable.

6. Effect of Termination of Employment on Option.

(a) For purposes of this Agreement, the Executive’s employment may be terminated (i) by the Company for Cause or by the employee in violation of any applicable employment agreement (a “6(a)(i) Termination”), (ii) by the Executive other than as a Retirement and without any violation of any applicable employment agreement (a “6(a)(ii) Termination”), (iii) by the Company without Cause (including on account of Disability), or on account of the Executive’s death (a “6(a)(iii) Termination”) or (iv) by the Executive on account of Retirement (a “6(a)(iv) Termination”). For purposes of the preceding sentence, “Retirement” shall mean the Executive’s voluntary termination of employment with the Company on or after the age of 62, after no less than 10 years of employment with the Company.

(b) The Unvested Option, if any, shall immediately terminate upon the termination of the Executive’s employment with the Company and its affiliates for any reason.

(c) The Vested Option shall remain exercisable by the Executive until, as applicable, (i) the date of a 6(a)(i) Termination, (ii) thirty (30) days following the date of a 6(a)(ii) Termination, (iii) one hundred and twenty (120) days following the date of a 6(a)(iii) Termination and (iv) the last day of the Option Period, in the case of a 6(a)(iv) Termination.

7. Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may lie required. Patent, in its sole discretion, may postpone the issuance or delivery of Option Shares as Parent may consider appropriate and may require the Executive to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

8. Transferability. Except as described in Section 12(k) of the Plan, the Option shall not be transferable by the Executive other than by will or the laws of descent and distribution, and any such purported transfer shall be void and unenforceable against Parent; provided that the designation of a beneficiary shall not constitute a transfer or encumbrance.

9. Rights as Stockholder. The Executive shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (A) this Option shall have been exercised pursuant to its terms, (B) Parent shall have issued and delivered to the Executive the Option Shares, and (C) the Executive’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of Parent.

10. Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, the Executive must pay in the form of a certified check to Parent or the Company (as designated by Parent) any such additional amount as Parent (or the Company) determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by withholding Option Shares otherwise deliverable upon exercise of the Option or by any other method.

11. Adjustments for Stock Splits, Stock Dividends, etc.: Change in Control. Awards shall be subject to adjustment, substitution, or cancellation as determined by the Committee in its sole discretion, as is fully set forth in Section 13 of the Plan.

12. Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To Parent:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

To the Executive:

The most recent address for the Executive in the records of Parent or the Company. The Executive hereby agrees to promptly provide Parent and the Company with written notice of any change in the Executive’s address for so long as this Agreement remains in effect.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its affiliates or shall interfere with or restrict in any way the right of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever.

(d) Beneficiary. The Executive may file with Parent a written designation of a beneficiary on such form as may be prescribed by Parent and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Executive, the executor or administrator of the Executive’s estate shall be deemed to be the Executive’s beneficiary.

(e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of Parent and its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

(f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(h) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(i) Interpretations. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. The term “Company” as used herein with reference to the employment of the Executive or the termination thereof shall refer to the Company, Parent and each of their direct and indirect subsidiaries.

(j) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WARNER MUSIC GROUP CORP.

/s/ Dave Johnson
By:	Dave Johnson
Title:	Executive Vice President & General Counsel

EXECUTIVE

/s/ Caroline Stockdale
Caroline Stockdale